EXHIBIT 23(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated January 28, 1999, relating to the consolidated financial statements of FCNB Corp that are incorporated by reference in the annual report on Form 10-K of FCNB Corp for the year ended December 31, 1998. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.

 /s/  Keller Bruner & Company, LLP

Frederick, Maryland
June 1, 1999